Exhibit 5.1

STRADLING YOCCA CARLSON & RAUTH

44 MONTGOMERY STREET, SUITE 4200 SAN FRANCISCO, CALIFORNIA 94104 TELEPHONE (415) 283-2240 FACSIMILE (415) 283-2255	A PROFESSIONAL CORPORATION ATTORNEYS AT LAW 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660-6422 TELEPHONE (949) 725-4000 FACSIMILE (949) 725-4100	302 OLIVE STREET SANTA BARBARA, CALIFORNIA 93101 TELEPHONE (805) 564-0065 FACSIMILE (805) 564-1044

233 WILSHIRE BOULEVARD, SUITE 830 SANTA MONICA, CALIFORNIA 90401 TELEPHONE (310) 437-2797 FACSIMILE (310) 451-6240		12230 EL CAMINO REAL, SUITE 130 SAN DIEGO, CALIFORNIA 92130 TELEPHONE (858) 720-2150 FACSIMILE (858) 720-2160

November 20, 2006

Cortex Pharmaceuticals, Inc.

15241 Barranca Parkway

Irvine, California 92618

Re:	Cortex Pharmaceuticals, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed by Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on November 20, 2006 under the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion with respect to the matters set forth below.

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of (i) up to $35,000,000 aggregate offering price of (A) shares of common stock, par value $0.001 per share (the “Common Stock”), (B) shares of one or more series of preferred stock, par value $0.001 per share (the “Preferred Stock”), and (C) warrants to purchase shares of Common Stock or Preferred Stock (the “Warrants”), or any combination of the foregoing, plus any additional Common Stock, Preferred Stock or Warrants that may be registered pursuant to any subsequent registration statements that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act, and (ii) 104,000 shares of Common Stock of the Company issuable upon exercise of certain previously issued Warrants (the “Warrant Shares,” and referred to collectively with the Common Stock, the Preferred Stock and the Warrants as the “Securities”). Any Preferred Stock may be convertible into shares of Common Stock. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a bank or trust company to be identified therein as warrant agent (each, a “Warrant Agent”). The Warrant Shares may be sold from time to time for the account of the selling stockholders to be set forth in the Prospectus, as supplemented by one or more Prospectus Supplements.

Cortex Pharmaceuticals, Inc.

November 20, 2006

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In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

1. When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and upon adoption by the Board of Directors of the Company of resolutions in form and content as required by applicable law, if not so previously adopted, authorizing the issuance of such Securities and upon payment to the Company of full consideration therefore (in no event less than the par value thereof for shares of Common Stock or Preferred Stock, as applicable), in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), any applicable definitive purchase, underwriter or similar agreement, and by such Board of Directors’ resolutions, and assuming that (i) the terms of such Securities as issued and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and such resolutions, (ii) at the time of issuance of such Securities, the Company has a sufficient number of authorized but unissued shares of Common Stock or Preferred Stock, as applicable, under the Company’s Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”), (iii) such Securities as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound, any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (iv) such Securities are issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s), any applicable definitive purchase, underwriting or similar agreement, and such Board of Directors’ resolutions, such shares of Common Stock (including any Common Stock duly issued upon the conversion or exercise of any Preferred Stock or Warrants, as applicable, pursuant to the terms thereof that are convertible or exercisable for the purchase of Common Stock), Warrant Shares and Preferred Stock will be validly issued, fully paid and nonassessable.

Cortex Pharmaceuticals, Inc.

November 20, 2006

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2. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent, (iii) the Warrants have been duly authorized and duly established in accordance with the terms of the Warrant Agreement and applicable law (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Warrants) (the “Warrant Authorization”) and (iv) the Warrants have been duly executed, authenticated and/or countersigned in accordance with the Warrant Agreement relating to such Warrants and delivered on behalf of the Company against payment therefor as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Warrant Authorization, and assuming that (a) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Warrant Authorization, (b) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound, any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (d) the Warrants are then issued and sold as contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), any applicable definitive purchase, underwriting or similar agreement, and the Warrant Authorization, the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth in paragraph 2 relating to the enforceability of the Warrants are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

With your consent, we have assumed for purposes of this opinion that (i) each of the parties to any Warrant Agreement other than the Company (A) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (B) has the requisite power and authority to execute and deliver and to perform its obligations under each of the Warrant Agreements to which it is a party; and (C) has duly authorized, executed and delivered each such Warrant Agreement; (ii) with respect to each of the parties to the Warrant Agreement other than the

Cortex Pharmaceuticals, Inc.

November 20, 2006

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Company, each Warrant Agreement to which it is a party constitutes its legally valid and binding agreement, enforceable against it in accordance with its terms; and (iii) the Warrant Agent is in compliance, generally and with respect to acting as warrant agent under the Warrant Agreement, with all applicable laws and regulations.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

/s/ Stradling Yocca Carlson & Rauth